                       DIGITAL GENERATION SYSTEMS, INC.
                                 EXHIBIT 10.48

                               CREDIT AGREEMENT


                                  Dated as of


                                 June 1, 2001


                                     among


                       DIGITAL GENERATION SYSTEMS, INC.,
                                  as Borrower


                           The Lenders Party Hereto,

                             THE BANK OF NEW YORK,
                              as Syndication Agent
                                      and


                           THE CHASE MANHATTAN BANK,
                            as Administrative Agent
                                and Issuing Bank

                            ________________________

                          J.P. MORGAN SECURITIES INC.
                                      and
                           BNY CAPITAL MARKETS, INC.
                   as Joint Lead Arrangers and Book Managers

                               TABLE OF CONTENTS
                               -----------------

                                                                                  Page
ARTICLE I    Definitions...........................................................  1
     SECTION 1.01 Defined Terms....................................................  1
     SECTION 1.02 Terms Generally.................................................. 19
     SECTION 1.03 Accounting Terms; GAAP........................................... 19
     SECTION 1.04 UCC Changes...................................................... 20
ARTICLE II   The Credits........................................................... 20
     SECTION 2.01 Commitments...................................................... 20
     SECTION 2.02 Loans and Borrowings............................................. 20
     SECTION 2.03 Requests for Borrowings.......................................... 21
     SECTION 2.04 Letters of Credit................................................ 22
     SECTION 2.05 Funding of Borrowings............................................ 26
     SECTION 2.06 Interest Elections............................................... 27
     SECTION 2.07 Termination and Reduction of Commitments......................... 28
     SECTION 2.08 Repayment of Loans; Evidence of Debt............................. 29
     SECTION 2.09 Prepayment of Loans.............................................. 30
     SECTION 2.10 Fees............................................................. 31
     SECTION 2.11 Interest......................................................... 32
     SECTION 2.12 Taxes............................................................ 33
     SECTION 2.13 Payments Generally; Pro Rata Treatment; Sharing of Set-offs...... 34
     SECTION 2.14 Mitigation Obligations; Replacement of Lenders................... 36
ARTICLE III  Yield Protection and Illegality....................................... 37
     SECTION 3.01 Increased Costs.................................................. 37
     SECTION 3.02 Alternate Rate of Interest....................................... 38
     SECTION 3.03 Illegality....................................................... 38
     SECTION 3.04 Treatment of Affected Borrowings................................. 39
     SECTION 3.05 Break Funding Payments........................................... 39
ARTICLE IV   Security.............................................................. 40
     SECTION 4.01 Collateral....................................................... 40
ARTICLE V    Representations and Warranties........................................ 40
     SECTION 5.01 Organization; Powers............................................. 41
     SECTION 5.02 Authorization; Enforceability.................................... 41
     SECTION 5.03 Governmental Approvals; No Conflicts............................. 41
     SECTION 5.04 Financial Condition; No Material Adverse Change.................. 41
     SECTION 5.05 Properties....................................................... 42
     SECTION 5.06 Litigation and Environmental Matters............................. 42
     SECTION 5.07 Compliance with Laws and Agreements.............................. 43
     SECTION 5.08 Investment and Holding Company Status............................ 43
     SECTION 5.09 Taxes............................................................ 43
     SECTION 5.10 ERISA............................................................ 43
     SECTION 5.11 Disclosure....................................................... 44
     SECTION 5.12 Indebtedness..................................................... 44
     SECTION 5.13 Subsidiaries..................................................... 44
     SECTION 5.14 Inventory........................................................ 44

     SECTION 5.15 Patents, Trademarks and Copyrights..............................  44
     SECTION 5.16 Margin Securities...............................................  45
     SECTION 5.17 Labor Matters...................................................  45
     SECTION 5.18 Solvency........................................................  45
     SECTION 5.19 Burdensome Agreements...........................................  45
     SECTION 5.20 Permits, Licenses, Etc..........................................  45
ARTICLE VI   Conditions...........................................................  46
     SECTION 6.01 Effective Date..................................................  46
     SECTION 6.02 Each Credit Event...............................................  49
ARTICLE VII  Affirmative Covenants................................................  49
     SECTION 7.01 Financial Statements and Other Information......................  49
     SECTION 7.02 Notices of Material Events......................................  51
     SECTION 7.03 Existence; Conduct of Business..................................  52
     SECTION 7.04 Payment of Obligations..........................................  52
     SECTION 7.05 Maintenance of Properties.......................................  52
     SECTION 7.06 Books and Records; Inspection Rights............................  52
     SECTION 7.07 Insurance.......................................................  53
     SECTION 7.08 Compliance with Laws............................................  53
     SECTION 7.09 Use of Proceeds and Letters of Credit...........................  53
     SECTION 7.10 Compliance with Agreements......................................  53
     SECTION 7.11 Additional Subsidiaries.........................................  53
     SECTION 7.12 Real Property...................................................  53
     SECTION 7.13 Further Assurances..............................................  54
ARTICLE VIII Negative Covenants...................................................  54
     SECTION 8.01 Indebtedness....................................................  54
     SECTION 8.02 Liens...........................................................  55
     SECTION 8.03 Fundamental Changes.............................................  55
     SECTION 8.04 Investments, Loans, Advances, Guarantees and Acquisitions.......  56
     SECTION 8.05 Hedging Agreements..............................................  57
     SECTION 8.06 Restricted Payments; Certain Payments of Indebtedness...........  57
     SECTION 8.07 Transactions with Affiliates....................................  58
     SECTION 8.08 Restrictive Agreements..........................................  58
     SECTION 8.09 Disposition of Assets...........................................  58
     SECTION 8.10 Sale and Leaseback..............................................  59
     SECTION 8.11 Accounting......................................................  59
     SECTION 8.12 Amendment of Material Documents.................................  59
     SECTION 8.13 Preferred Equity Interests......................................  59
     SECTION 8.14 Synthetic Repurchases...........................................  59
ARTICLE IX   Financial Covenants..................................................  60
     SECTION 9.01 Minimum Consolidated EBITDA.....................................  60
     SECTION 9.02 Fixed Charge Coverage Ratio.....................................  60
     SECTION 9.03 Leverage Ratio..................................................  60
     SECTION 9.04 Capital Expenditures............................................  61

ARTICLE X    Events of Default............................................ 61
     SECTION 10.01 Default................................................ 61
     SECTION 10.02 Performance by the Administrative Agent................ 63
ARTICLE XI   The Administrative Agent..................................... 65
ARTICLE XII  Miscellaneous................................................ 67
     SECTION 12.01 Notices................................................ 67
     SECTION 12.02 Waivers; Amendments.................................... 67
     SECTION 12.03 Expenses; Indemnity; Damage Waiver..................... 68
     SECTION 12.04 Successors and Assigns................................. 70
     SECTION 12.05 Survival............................................... 73
     SECTION 12.06 Counterparts; Effectiveness............................ 73
     SECTION 12.07 Severability........................................... 73
     SECTION 12.08 Right of Setoff........................................ 73
     SECTION 12.09 GOVERNING LAW; VENUE; SERVICE OF PROCESS............... 74
     SECTION 12.10 WAIVER OF JURY TRIAL................................... 74
     SECTION 12.11 Headings............................................... 75
     SECTION 12.12 Confidentiality........................................ 75
     SECTION 12.13 Maximum Interest Rate.................................. 75
     SECTION 12.14 Non-Application of Chapter 346 of Texas Finance Code... 76
     SECTION 12.15 NO ORAL AGREEMENTS..................................... 76
     SECTION 12.16 No Fiduciary Relationship.............................. 76
     SECTION 12.17 Construction........................................... 76

                                CREDIT AGREEMENT
                                ----------------

     THIS CREDIT AGREEMENT (this "Agreement") dated as of June 1, 2001, among
                                  ---------
DIGITAL GENERATION SYSTEMS, INC., a Delaware corporation, as Borrower, the LENDERS party hereto, THE BANK OF NEW YORK, a New York banking corporation, as Syndication Agent, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent and Issuing Bank.

     The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions
                                  -----------

     SECTION 1.01  Defined Terms.  As used in this Agreement, the following
                   -------------
terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Acquisition" means any transaction or series of related transactions for
      -----------
the direct or indirect (a) acquisition of all or substantially all of the property of a Person, or of any business or division of a Person, (b) acquisition of in excess of 50% of the Equity Interests of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person, including, but not limited to the StarGuide Merger.

     "Acquisition Documents" means all documents executed or provided in
      ---------------------
connection with any Acquisition.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for
      ------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Administrative Agent" means The Chase Manhattan Bank, in its capacity as
      --------------------
administrative agent for the Lenders and the Issuing Bank hereunder.

     "Administrative Questionnaire" means an Administrative Questionnaire in a
      ----------------------------
form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that
      ---------
directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the
      -------------------
greatest of (a) the Prime Rate in effect on such day, (b) the CD Rate plus 1% and (c) the Federal Funds

Effective Rate in effect on such day plus 0.5%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the CD Rate or the Federal Funds Effective Rate, respectively.

     "Annualized StarGuide EBITDA" means, for each period ending prior to
      ---------------------------
December 31, 2001, EBITDA of StarGuide and its subsidiaries (excluding CoolCast) on a consolidated basis for the portion of such fiscal year then ended, less the
                                                                        ----
amount of deferred revenues realized by StarGuide for such period, annualized for each such period that is less than 12 months.

     "Applicable Margin" means, for any day, 3.50% for Eurodollar Borrowings,
      -----------------
2.00% for ABR Borrowings and 0.50% for the Commitment Fee.

     "Applicable Percentage" means, with respect to any Lender, the percentage
      ---------------------
of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

     "Arranger" means each of J.P. Morgan Securities Inc. and BNY Capital
      --------
Markets, Inc.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04), and accepted by the Administrative Agent, in the form of Exhibit "H" or any other form approved by the Administrative Agent and the Borrower.

     "Availability Period" means the period from and including the Effective
      -------------------
Date to but excluding the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments.

     "Board" means the Board of Governors of the Federal Reserve System of the
      -----
United States of America.

     "Borrower" means Digital Generation Systems, Inc., a Delaware corporation.
      --------

     "Borrowing" means Loans of the same Class and Type, made, converted or
      ---------
continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Borrowing Base" means, at any time, an amount equal to eighty percent
      --------------
(80%) of Eligible Accounts.

     "Borrowing Base Certificate" means a certificate in the form of Exhibit "G"
      --------------------------
or any other form approved by the Administrative Agent and the Borrower, together with all attachments contemplated thereby.

     "Borrowing Request" means a request by the Borrower for a Borrowing in
      -----------------
accordance with Section 2.03.

     "Borrowing Request Form" means a certificate in substantially the form of
      ----------------------
Exhibit "B-1", properly completed and signed by the Borrower requesting a Borrowing or a conversion or continuation of a Borrowing.

     "Business Day" means any day that is not a Saturday, Sunday or other day on
      ------------
which commercial banks in Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan,
               --------
the term "Business Day" shall also exclude any day on which banks are not open
          ------------
for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period, the additions to property,
      --------------------
plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrower for such period prepared in accordance with GAAP.

     "Capital Lease Obligations" of any Person means the obligations of such
      -------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "CD Rate" means the secondary market rate for three-month certificates of
      -------
deposit (adjusted for statutory reserve requirements).

     "Change in Control" means (a) the acquisition of ownership, directly or
      -----------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 30% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      -------------
the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 3.01(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class" means when used in reference to any Loan or Borrowing, refers to
      -----
whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such commitment is a Revolving Credit Commitment or Term Loan Commitment.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Collateral" has the meaning specified in Section 4.01.
      ----------

     "Commitment" means, a Revolving Credit Commitment, a Term Loan Commitment,
      ----------
or any combination thereof (as the context requires).

     "Commitment Fee" means the commitment fee payable pursuant to Section 2.10.
      --------------

     "Compliance Certificate" means a certificate of a Financial Officer of the
      ----------------------
Borrower, in the form of Exhibit "F" hereto.

     "Consolidated EBITDA" means, for each period of determination, (a) EBITDA
      -------------------
of the Borrower and its Subsidiaries (excluding CoolCast) on a consolidated basis for such period, less (b) deferred revenues realized by StarGuide for such
                       ----
period.

     "Control" means the possession, directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
 ------------       ----------

     "Contribution and Indemnification Agreement" means a contribution and
      ------------------------------------------
indemnification agreement of the Borrower and each Guarantor, in substantially the form of Exhibit "E", as the same may be amended, supplemented, or modified from time to time.

     "CoolCast" means CoolCast, Inc., a Delaware corporation.
      --------

     "CoolCast Investment Limit" means, with respect to the sum of all
      -------------------------
investments, loans, advances and Restricted Payments by Borrower and its Subsidiaries (excluding subsidiaries of CoolCast), or any of them, to CoolCast, an amount not to exceed $1,000,000 in the aggregate during any fiscal quarter, but in no event more than the CoolCast Maximum Investment in the aggregate during the term of this Agreement.

     "CoolCast Maximum Investment" means $3,000,000, provided that if the
      ---------------------------
Borrower or any Subsidiary raises New Equity in an amount greater than $3,000,000, "CoolCast Maximum Investment" shall mean $6,000,000.
             ---------------------------

     "Current Assets" means, at any particular time, all amounts which, in
      --------------
conformity with GAAP, would be included as current assets on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Current Deferred Revenues" means that portion of Current Liabilities
      -------------------------
consisting of current deferred revenues of Borrower and its Subsidiaries on a consolidated basis.

     "Current Liabilities" means, at any particular time, all amounts which, in
      -------------------
conformity with GAAP, would be included as current liabilities on a consolidated balance sheet of the Borrower and its Subsidiaries.

     "Current Ratio" means the ratio of (a) Current Assets to (b) Current
      -------------
Liabilities less Current Deferred Revenues.

     "Default" means any event or condition which constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the
      -----------------
environmental matters disclosed in Schedule 5.06.

     "dollars" or "$" refers to lawful money of the United States of America.
      -------      -

     "EBITDA" means, for each period of determination for any Person and its
      ------
subsidiaries on a consolidated basis, the sum of (a) consolidated net income of such Person and its subsidiaries for such period (whether positive or negative), plus, (b) each of the following of such Person and its subsidiaries for such period to the extent actually deducted in arriving at consolidated net income of such Person and its subsidiaries for such period and without duplication: depreciation, amortization, taxes, interest expense, a one-time relocation or move charge for the move of the Borrower's operations from San Francisco to Dallas in an amount not to exceed $2,000,000, and other non-cash charges, non-recurring charges and extraordinary charges specifically identified as such as a separate line item on the Borrower's income statement.

     "Effective Date" means the date on which the conditions specified in
      --------------
Section 6.01 are satisfied (or waived in accordance with Section 12.02).

     "Eligible Accounts" means, at any time, all accounts receivable of the
      -----------------
Obligors, or any of them, created in the ordinary course of business that are acceptable to the Administrative Agent in its sole discretion and satisfy the following conditions:

          (a) The account complies with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

          (b) The account has not been outstanding for more than one hundred twenty (120) days past the original date of invoice;

          (c) The account was created in connection with (i) the sale of goods by any Obligor in the ordinary course of business and such sale has been consummated and such goods have been shipped and delivered and received by the account debtor, or (ii) the performance of services by any Obligor in the ordinary course of business and such services have been completed and accepted by the account debtor;

          (d) The account arises from an enforceable contract, the performance of which has been completed by any Obligor;

          (e) The account is not a prebilled account and, without limiting the foregoing, does not consist of or arise from maintenance receivables or receivables that result in the booking of deferred revenue;

          (f) The account does not arise from the sale of any good that is on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase or return basis;

          (g) An Obligor has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of the Administrative Agent;

          (h) The account does not arise out of a contract with or order form, an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by any Obligor to the Administrative Agent in and to such account;

          (i) The account is not subject to any counterclaim, defense or dispute;

          (j) If an account is subject to any setoff, recoupment, contra account, charge back, credit or any other obligation owed by any Obligor to such account debtor or any adjustment, other than normal discounts for prompt payment, only the amount in excess of such setoff, recoupment, contra account, charge back, credit, obligation or adjustment shall be eligible;

          (k) The account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;

          (l) The account is not evidenced by chattel paper or an instrument;

          (m) No default exists under the account by any party thereto;

          (n) The account debtor has not returned or refused to retain, or otherwise notified any Obligor of any dispute concerning, or claimed nonconformity of, any of the goods from the sale of which the account arose;

          (o) The account is not owed by an Affiliate of any Obligor;

          (p) The account is payable in dollars by the account debtor;

          (q) Either (i) the account debtor is domiciled in the United States of America or (ii) the account is backed or secured by credit insurance or a letter of credit satisfactory to the Administrative Agent in all respects and such credit insurance or letter of credit, as applicable, has been assigned to the Administrative Agent upon terms acceptable to the Administrative Agent in its discretion;

          (r) The account is not owed by an account debtor with respect to which more than thirty percent (30%) of the aggregate balances then outstanding on accounts owed by such account debtor and its Affiliates to the Obligors, or any of them, have been outstanding for more than one hundred twenty
     (120) days past the dates of their original invoices;

          (s) The account debtor is not the United States of America or any department, agency, or instrumentality thereof, or any other Governmental Authority, unless the Federal Assignment of Claims Act of 1940, as amended, or any similar state statute, as applicable, shall have been complied with.

          (t) If the accounts owed by any account debtor represent more than ten percent (10%) of the aggregate amount of all accounts receivable of the Obligors, only that portion of the accounts owed by such account debtor which does not exceed such ten percent (10%) limit shall be eligible.

     "Environmental Laws" means all laws, rules, regulations, codes, ordinances,
      ------------------
orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise
      -----------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests,
      ----------------
membership interests in a limited liability company, beneficial interests in a trust or other equity or ownership interests in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043
      -----------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article X.
      ----------------

     "Excess Cash Flow" means, as of each date of determination, (a)
      ----------------
Consolidated EBITDA for the 12-month period ended on such date of determination, minus (b) the sum of the following items for Borrower and its Subsidiaries on a
-----
consolidated basis for such 12-month period: (i) Capital Expenditures; (ii) regularly scheduled principal payments of Indebtedness scheduled to be paid during such 12-month period, whether or not actually paid; (iii) voluntary prepayments of Term Loans; (iv) cash interest expense; and (v) taxes paid or payable.

     "Excluded Taxes" means, with respect to the Administrative Agent, any
      --------------
Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.14(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.12(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.12(a).

     "Federal Funds Effective Rate" means, for any day, the weighted average
      ----------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve The Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial Officer" means the chief financial officer, principal accounting
      -----------------
officer, treasurer or controller of the Borrower.

     "Fixed Charge Coverage Ratio" means:
      ---------------------------

          (a) as of each date of determination prior to December 31, 2001, the ratio of (i) (A) EBITDA of the Borrower and its Subsidiaries (excluding StarGuide and its subsidiaries) on a consolidated basis for the 12-month period ended on such date of determination, plus (B) Annualized StarGuide
                                                 ----
     EBITDA, less (C) Capital Expenditures for the 12-month period ended on such
             ----
     date of determination, to (ii) the sum of the following for the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ended on such date of determination: (A) regularly scheduled principal payments of Indebtedness scheduled to be paid during such period, whether or not actually paid, plus (B) cash interest expense for such period; and
                    ----

          (b) as of each date of determination on or after December 31, 2001, the ratio of (i) (A) Consolidated EBITDA for the 12-month period ended on such date of determination, less (B) Capital Expenditures for the 12-month
                                 ----
     period ended on such date of determination, to (ii) the sum of the following for the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ended on such date of determination: (A) regularly scheduled principal payments of Indebtedness scheduled to be paid during such period, whether or not actually paid, plus (B) cash interest expense
                                                ----
     for such period.

     "Foreign Lender" means any Lender that is organized under the laws of a
      --------------
jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is  organized under the laws
      ------------------
of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America.

     "Governmental Authority" means the government of the United States of
      ----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee" of or by any Person (the "guarantor") means any obligation,
      ---------                            ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
      ---------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business.

     "Guarantors" means all of the Subsidiaries of the Borrower as of the
      ----------
Effective Date (except any Foreign Subsidiary) and each other Subsidiary that at any time executes a Guaranty in favor of the Administrative Agent and the Lenders.

     "Guaranty" means the guaranty agreement of each Guarantor in favor of the
      --------
Administrative Agent and the Lenders, in substantially the form of Exhibit "D" hereto, as the same may be amended, supplemented, or modified from time to time.

     "Hazardous Materials" means all explosive or radioactive substances or
      -------------------
wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign
      -----------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Indebtedness" of any Person means, without duplication, (a) all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all obligations secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit, letters of guaranty, bankers' acceptances, surety or other bonds and similar instruments, (j) all liabilities of such Person in respect of unfunded vested benefits under any Plan and (k) payment obligations with respect to Hedging Agreements, provided that for purposes of this definition, the amount of the obligation of any Person under any Hedging Agreement shall be the amount determined, in respect thereof as of the end of the most recently ended fiscal quarter of such Person, based on the assumption that such Hedging Agreement has terminated at the end of such fiscal quarter, and in making such determination, if such Hedging Agreement provides for the netting of amounts payable by and to each party thereto or if any Hedging Agreement provides for the simultaneous payment of amounts by and to each party, then in each such case, the amount of such obligation shall be the net amount so determined. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.
      -----------------

     "Interest Election Request" means a request by the Borrower to convert or
      -------------------------
continue a Borrowing in accordance with Section 2.06.

     "Interest Payment Date" means (a) with respect to any ABR Loan, the last
      ---------------------
day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the
      ---------------
period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, and provided, that (i) if any Interest
                                           --------
Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the
      ------------
issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a
      ---------------
Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn
      -----------
amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lender Affiliate" means, (a) with respect to any Lender, (i) an Affiliate
      ----------------
of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Lenders" means the Persons listed on Schedule 1.01 and any other Person
      -------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "Letter of Credit" means any letter of credit issued pursuant to this
      ----------------
Agreement.

     "Letter of Credit Request Form" means a certificate, in substantially the
      -----------------------------
form of Exhibit "B-2" hereto, properly completed and signed by the Borrower requesting the issuance of a Letter of Credit (or the amendment, renewal, or extension of an outstanding Letter of Credit).

     "Leverage Ratio" means, as of each date of determination, the ratio of (i)
      --------------
Indebtedness of the Borrower and its Subsidiaries on a consolidated basis as of such date of determination to (ii) consolidated EBITDA for the 12-month period ended on such date of determination.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any
      ---------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period
-----------
shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement and all promissory notes, security
      --------------
agreements, pledge agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to
      -----
this Agreement.

     "Material Adverse Effect" means a material adverse effect on (a) the
      -----------------------
business, assets, property, operations, condition (financial or otherwise) or prospects, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to pay and perform any of the Obligations, (c) the ability of the Guarantors, collectively, to pay and perform any of the Obligations, (d) any of the rights of or benefits available to the Administrative Agent and the Lenders under this Agreement or any of the other Loan Documents, or (e) the validity or enforceability of this Agreement or any of the other Loan Documents.

     "Material Indebtedness" means Indebtedness (other than the Loans and
      ---------------------
Letters of Credit), including obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the amount of its payment obligations thereunder determined as provided in clause
(k) of the definition of "Indebtedness" set forth in this Section 1.01.

     "Maximum Rate" means, at any time and with respect to any Lender, the
      ------------
maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

     "Merger Agreement" means that certain Agreement and Plan of Merger dated as
      ----------------
of July 7, 2000, among the Borrower, Merger Sub and StarGuide.

     "Merger Sub" means SG Nevada Merger Sub Inc., formerly a Nevada corporation
      ----------
and wholly-owned subsidiary of the Borrower.

     "Moody's" means Moody's Investors Service, Inc.
      -------

     "Multiemployer Plan" means a multiemployer plan as defined in Section
      ------------------
4001(a)(3) of ERISA.

     "Net Proceeds" from any issuance, sale or other disposition of any shares
      ------------
of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) legal fees and other expenses payable by the issuer in connection with such issuance, sale or other disposition.

     "New Equity" means the Net Proceeds from any issuance, sale or other
      ----------
disposition after the Effective Date of any shares of equity securities of the Borrower or any Subsidiary (or any securities convertible or exchangeable for any such shares, or any rights, warrants or options to subscribe for or purchase any such shares).

     "Notes" means the Revolving Credit Notes and the Term Notes.
      -----

     "Obligations" means all obligations, indebtedness, and liabilities of the
      -----------
Borrower and the Subsidiaries, or any of them, to the Administrative Agent, the Issuing Bank, the Arranger and the Lenders, or any of them, arising pursuant to any of the Loan Documents or Hedging Agreements, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

     "Obligors" means the Borrower and the Guarantors.
      --------

     "Other Taxes" means any and all present or future stamp or documentary
      -----------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation referred to and
      ----
defined in ERISA and any successor entity performing similar functions.

     "Permitted Encumbrances" means:
      ----------------------

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 7.04;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlords' and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.04;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article X; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

     "Permitted Investments" means:
      ---------------------

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (a) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (b) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market and other deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

          (c) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above.

     "Person" means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" means any employee pension benefit plan subject to the provisions of
      ----
Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate" means the rate of interest per annum announced from time to
      ----------
time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

     "Register" has the meaning set forth in Section 12.04.
      --------

     "Related Parties" means, with respect to any specified Person, such
      ---------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Required Lenders" means, at any time, Lenders having Revolving Credit
      ----------------
Exposures, Term Loans and unused Commitments representing more than 66-2/3% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

     "Restricted Indebtedness" means Indebtedness of the Borrower or any
      -----------------------
Subsidiary, the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 8.06.

     "Restricted Payment" means any dividend or other distribution (whether in
      ------------------
cash, securities or other property) with respect to any Equity Interests of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests of the Borrower or any Subsidiary or any option, warrant or other right to acquire any Equity Interests of the Borrower or any Subsidiary.

     "Revolving Credit Commitment" means, with respect to each Lender, the
      ---------------------------
commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender's Revolving Credit Commitment is set forth on
Schedule 1.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $17,500,000.

     "Revolving Credit Exposure" means, with respect to any Lender at any time,
      -------------------------
the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure at such time.

     "Revolving Credit Maturity Date" means May 31, 2004.
      ------------------------------

     "Revolving Credit Note" means a promissory note of the Borrower payable to
     ----------------------
the order of a Lender, in substantially the form of Exhibit "A-1" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

     "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01
      --------------
hereof.

     "S&P" means Standard & Poor's.
      ---

     "Security Agreement" means the Security Agreement of the Borrower and the
      ------------------
Subsidiaries in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, in substantially the form of Exhibit "C" hereto, as the same may be amended, supplemented or modified from time to time.

     "Solvent" means, as to any Person, that (a) the aggregate fair market value
      -------
of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Indebtedness as such Indebtedness matures, and (c) it does not have unreasonably small capital to conduct its business.

     "StarGuide" means StarGuide Digital Networks, Inc., a Nevada corporation
      ---------
and a wholly-owned Subsidiary of the Borrower.

     "StarGuide Merger" means the merger of Merger Sub with and into StarGuide
      ----------------
pursuant to the Merger Agreement, effective January 18, 2001.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the
      ----------------------
numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "subsidiary" means, with respect to any Person (the "parent") at any date,
      ----------                                          ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Borrower.
      ----------

     "Syndication Agent" means The Bank of New York, as syndication agent
      -----------------
hereunder.

     "Synthetic Purchase Agreement" means any swap, derivative or other
      ----------------------------
agreement or combination of agreements pursuant to which the Borrower or a Subsidiary is or may become obligated to make (i) any payment in connection with a purchase by any third party from a Person other than the Borrower or a Subsidiary of any Equity Interest in the Borrower or any Subsidiary, any warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary, or any Restricted Indebtedness or (ii) any payment (other than on account of a permitted purchase by it of any Equity Interests in the Borrower or any Subsidiary, any warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary, or any Restricted Indebtedness) the amount of which is determined by reference to the price or value at any time of any Equity Interest in the Borrower or any Subsidiary, any warrants, options or other rights to acquire any Equity Interests of the Borrower or any Subsidiary, or any Restricted Indebtedness; provided that no
                                                            --------
phantom stock or similar plan providing for payments only to current or former directors, officers or employees of the Borrower or the Subsidiaries (or their heirs or estates) shall be deemed to be a Synthetic Purchase Agreement.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,
      -----
deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01
      ---------
hereof.

     "Term Loan Commitment" means, with respect to each Lender, the commitment
      --------------------
of such Lender to make a Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum aggregate amount of the Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $12,500,000.

     "Term Loan Maturity Date" means May 31, 2004.
      -----------------------

     "Term Note" means a promissory note of the Borrower payable to the order of
      ---------
a Lender, in substantially the form of Exhibit "A-2" hereto, and all extensions, renewals, and modifications thereof and all substitutions therefor.

     "Transactions" means the execution, delivery and performance by the
      ------------
Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is a party, the borrowing of Loans and the use of the proceeds thereof.

     "Type", when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "UCC" means the Uniform Commercial Code as in effect in the State of Texas.
      ---

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02   Terms Generally.  The definitions of terms herein shall
                    ---------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.03   Accounting Terms; GAAP.  Except as otherwise expressly
                    ----------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided
                                                                   --------
that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

     SECTION 1.04  UCC Changes.  All terms used herein which are defined in the
                   -----------
UCC shall, unless otherwise provided, have the meanings ascribed to them in the UCC both as in effect on the date of this Agreement and as hereafter amended. The parties intend that the terms used herein which are defined in the UCC have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the UCC shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the UCC in effect on the date of this Agreement, then such term as used herein shall be given such broadened meaning. If the UCC shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the UCC in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

                                  ARTICLE II

                                  The Credits
                                  -----------

      SECTION 2.01   Commitments.  Subject to the terms and conditions set forth
                     -----------
herein, each Lender agrees (a) to make a Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Term Loan Commitment, and
(b) to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Credit Commitment, or (ii) the sum of the total Revolving Credit Exposures exceeding the lesser of the Borrowing Base or the sum of the total Revolving Credit Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of the Term Loans may not be reborrowed.

     SECTION 2.02   Loans and Borrowings.
                    --------------------

        (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of
                                                --------
     the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

        (b) Subject to Sections 3.02, 3.03 and 3.04, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan;

     provided that any exercise of such option shall not affect the obligation
     --------
     of the Borrower to repay such Loan in accordance with the terms of this Agreement.

        (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. At the time that each ABR Revolving Loan Borrowing is made, such Borrowing shall be not less than $500,000 provided that an ABR Revolving Loan Borrowing may be in an
                   --------
     aggregate amount that is equal to the entire unused balance of the total Revolving Credit Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type or Class may be outstanding at the same time; provided that there shall not at any time be more than a total of
           --------
     eight Eurodollar Borrowings outstanding.

        (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable.

     SECTION 2.03   Requests for Borrowings.  To request a Revolving Loan
                    -----------------------
Borrowing or Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, on the same Business Day as the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request by means of a Borrowing Request Form signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

        (i)   the aggregate amount of the requested Borrowing;

        (ii)  the date of such Borrowing, which shall be a Business Day;

        (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

        (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

        (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar

Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.


     SECTION 2.04   Letters of Credit.
                    ------------------

        (a)  General.  Subject to the terms and conditions set forth herein, the
             -------
     Borrower may request the issuance of Letters of Credit denominated and payable in dollars for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. Within 30 days after the Effective Date, the Borrower shall satisfy all conditions necessary for the issuance of Letters of Credit hereunder in replacement of the letters of credit issued by Wells Fargo Bank referred to in Section 8.02(d) and, subject to the satisfaction of such conditions, such letters of credit shall be terminated and replaced with Letters of Credit issued hereunder within such 30 days. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

        (b)  Notice of Issuance, Amendment, Renewal, Extension; Certain
             ----------------------------------------------------------
     Conditions.  To request the issuance of a Letter of Credit (or the
     ----------
     amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice by means of a Letter of Credit Request Form requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $1,000,000 and (ii) the total Revolving Loan Borrowings and LC Exposure shall not exceed the lesser of the total Revolving Credit Commitments and the Borrowing Base then in effect.

        (c)  Expiration Date.  Each Letter of Credit shall expire at or prior to
             ----------------
     the close of business on the earlier of (i) the date one year after the date of the issuance of such

     Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Credit Maturity Date.

        (d)  Participations.  By the issuance of a Letter of Credit (or an
             ---------------
     amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

        (e)  Reimbursement.  If the Issuing Bank shall make any LC Disbursement
             --------------
     in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Dallas, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Dallas, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the
                                 --------
     conditions to borrowing set forth herein, request in accordance with
     Section 2.03 that such payment be financed with an ABR Revolving Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis
                                                                 -------
     mutandis, to the payment obligations of the Lenders), and the
     --------
     Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

        (f)  Obligations Absolute.  The Borrower's obligation to reimburse LC
             ---------------------
     Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing
                                                    --------
     shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

        (g)  Disbursement Procedures.  The Issuing Bank shall, promptly
             ------------------------
     following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not
     --------
     relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

        (h)  Interim Interest.  If the Issuing Bank shall make any LC
             -----------------
     Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to
                                        --------
     reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

        (i)  Replacement of the Issuing Bank.  The Issuing Bank may be replaced
             -------------------------------
     at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.10(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and
     (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

        (j)  Cash Collateralization.  If any Event of Default shall occur and be
             -----------------------
     continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become
     --------
     effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of
     Article X. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.09(d). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.09(d), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.09(d) and no Default shall have occurred and be continuing.


     SECTION 2.05   Funding of Borrowings.
                    ---------------------

        (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

        (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the

     Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.06   Interest Elections.
                    ------------------

        (a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

        (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request by means of a Borrowing Request Form signed by the Borrower.

        (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and 2.03:

             (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

             (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

             (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

             (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

        (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

        (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

        (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of the outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of the Loans of such Class required to be repaid on such scheduled repayment date.

     SECTION 2.07   Termination and Reduction of Commitments.
                    ----------------------------------------

        (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., Dallas, Texas time, on the Effective Date and (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Maturity Date.

        (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of
                                           --------
     the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000, or if less, the amount of such Commitment, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the Revolving Credit Exposures would exceed the total Revolving Credit Commitments.

        (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a
                                                             --------
     notice of termination of the Revolving Credit Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

     SECTION 2.08   Repayment of Loans; Evidence of Debt.
                    -------------------------------------

        (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan as provided in paragraph
     (b) of this Section.

        (b) The Borrower shall repay Term Loan Borrowings on each date set forth below in aggregate principal amount set forth opposite such date:

                Date                            Amount
                ----                            ------
        December 31, 2001                    $  500,000
        March 31, 2002                       $1,000,000
        June 30, 2002                        $1,500,000
        September 30, 2002                   $1,500,000
        December 31, 2002                    $1,500,000
        March 31, 2003                       $1,500,000
        June 30, 2003                        $1,500,000
        September 30, 2003                   $1,500,000
        December 31, 2003                    $1,500,000
        March 31, 2004                       $  500,000

     To the extent not previously paid, all Term Loans shall be due and payable on the Term Loan Maturity Date. Any prepayment of a Term Loan Borrowing shall be applied to scheduled repayments of the Term Loan Borrowings to be made pursuant to this paragraph (b) in inverse order of maturity. Prior to any repayment of any Term Loan

     Borrowings, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., Dallas, Texas time, two Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

        (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

        (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

        (e)  The entries made in the accounts maintained pursuant to paragraph
     (c) or (d) of this Section shall be prima facie evidence of the existence
                                         ----- -----
     and amounts of the obligations recorded therein; provided that the failure
                                                      --------
     of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

        (f) The obligation of the Borrower to repay each Lender for Revolving Loans made by such Lender and interest thereon shall be evidenced by a Revolving Credit Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Revolving Credit Commitment as in effect on the date hereof, and initially dated the date hereof.

        (g) The obligation of the Borrower to repay each Lender for Term Loans made by such Lender and interest thereon shall be evidenced by a Term Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Term Commitment as in effect on the date hereof, and initially dated the date hereof.

     SECTION 2.09   Prepayment of Loans.
                    -------------------

        (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

        (b) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (c) of this Section.

        (c) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing that will be made before the last day of the applicable Interest Period and shall pay all amounts required to be paid by Section 3.05 concurrently with such prepayment. Such notice shall be given not later than 11:00 a.m., Dallas, Texas time, two Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of
                                                 --------
     prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11.

        (d) If at any time the total Revolving Credit Exposures exceeds the lesser of the Borrowing Base and the total Revolving Credit Commitments, the Borrower shall promptly prepay the outstanding Borrowings by the amount of the excess (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j) in an aggregate amount equal to such excess).

        (e) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2002, the Borrower shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 7.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

     SECTION 2.10   Fees.
                    ----

        (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (pro rata in accordance with the Revolving Credit Commitment of each Lender) a Commitment Fee on the daily average unused amount of the Revolving Credit Commitments for the Availability Period, at the rate per annum set forth in the definition of Applicable Margin. For purposes of calculating the Commitment Fee hereunder, the Revolving Credit Commitments shall be deemed utilized by the amount of all Revolving Loan Borrowings and LC Exposure. Accrued Commitment Fees payable under this Section shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Credit Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the rate of 3.15% per annum on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Credit Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 1/8% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Credit Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the
     --------
     Revolving Credit Commitments terminate and any such fees accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

        (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

        (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

     SECTION 2.11   Interest.
                    --------

        (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

        (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

        (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, including interest and fees, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

        (d) Accrued interest on each Loan shall be payable in arrears (1) on each Interest Payment Date for such Loan, (2) in the case of Revolving Loans, upon the earlier of the Revolving Credit Maturity Date and the date of termination of the Revolving Credit Commitments, and (3) in the case of Term Loans, upon the Term Loan Maturity Date; provided that (i) interest
                                                   --------
     accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and
     (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

        (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.12   Taxes.
                    -----

        (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower
                                               --------
     shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

        (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

        (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

        (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION 2.13   Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
                    -----------------------------------------------------------

        (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or reimbursement of LC Disbursements or of amounts payable under Section 2.12, 3.01 or 3.05, or otherwise) prior to 12:00 noon, Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 712 Main Street, Houston, Texas 77002, except payments to be made directly to the Issuing Bank and except that payments pursuant to Sections 2.12, 3.01, 3.05 and 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

        (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

        (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i)
                                                              --------
     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

        (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

        (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), or 2.13(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.14   Mitigation Obligations; Replacement of Lenders.
                    ----------------------------------------------

        (a) If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 3.01, as the case may be, in the future and
     (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

        (b) If any Lender requests compensation under Section 3.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.12, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior
                  --------
     written consent of the Administrative Agent (and, if a Revolving Credit Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 2.12, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                  ARTICLE III

                        Yield Protection and Illegality
                        -------------------------------

     SECTION 3.01   Increased Costs.
                    ---------------

        (a)     If any Change in Law shall:

                (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

     and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

        (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

        (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate within 10 days after receipt thereof.

        (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or
     --------
     the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased
     -------- -------
     costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 3.02   Alternate Rate of Interest.  If prior to the commencement of
                    ---------------------------
any Interest Period for a Eurodollar Borrowing:

        (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

        (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

        SECTION 3.03   Illegality.  Notwithstanding any other provision of this
                       ----------
Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to (a) honor its obligation to make Eurodollar Borrowings hereunder or (b) maintain Eurodollar Borrowings hereunder, then such Lender shall promptly notify the Borrower (with a copy to the Administrative Agent) thereof and such Lender's obligation to make or maintain Eurodollar Borrowings and to convert other Types of Borrowings into Eurodollar Borrowings hereunder shall be suspended until such time as such Lender may again make and maintain Eurodollar Borrowings, in which case (i) all Borrowings which would be otherwise made by such Lender as Eurodollar Borrowings shall be made instead as ABR Borrowings and all Borrowings which would otherwise be converted into (or continued as) Eurodollar Borrowings shall be converted instead into (or shall remain as) ABR Borrowings and (ii) if such Lender so requests by notice to the Borrower (with a copy to the Administrative Agent), all Eurodollar Borrowings of such Lender shall be automatically converted into ABR Borrowings on the date specified by such Lender in such notice.

     SECTION 3.04   Treatment of Affected Borrowings.  If the Eurodollar
                    ---------------------------------
Borrowings of any Lender are to be converted pursuant to Section 3.03 hereof, such Lender's Eurodollar Borrowings shall be automatically converted into ABR Borrowings on the last day(s) of the then current Interest Period(s) for such Eurodollar Borrowings (or on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 3.03 hereof which gave rise to such conversion no longer exist:

        (a) To the extent that such Lender's Eurodollar Borrowings have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Eurodollar Borrowings shall be applied instead to its ABR Borrowings;

        (b) All Borrowings which would otherwise be made or continued by such Lender as Eurodollar Borrowings shall be made as or converted into ABR Borrowings and all Borrowings of such Lender which would otherwise be converted into Eurodollar Borrowings shall be converted instead into (or shall remain as) ABR Borrowings; and

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03 hereof which gave rise to the conversion of such Lender's Eurodollar Borrowings pursuant to this
Section 3.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Borrowings are outstanding, such Lender's ABR Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Borrowings to the extent necessary so that, after giving effect thereto, all Borrowings held by the Lenders holding Eurodollar Borrowings and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments.

    SECTION 3.05   Break Funding Payments.  In the event of (a) the payment of
                   -----------------------
any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.09(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.14, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                                  ARTICLE IV

                                   Security
                                   --------

    SECTION 4.01   Collateral.  To secure full and complete payment and
                   -----------
performance of the Obligations, the Borrower shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section 4.01 (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):
                                              ----------

        (a) The Borrower will, and will cause each of the Guarantors to, grant to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Lenders, a first priority security interest in all of its accounts, accounts receivable, contract rights, equipment, machinery, furniture, fixtures, inventory, chattel paper, documents, instruments, general intangibles, investment property, deposit accounts, letter-of-credit rights, commercial tort claims, supporting obligations, intellectual property, and Equity Interests in its Subsidiaries, whether now owned or hereafter acquired, and all products and cash and noncash proceeds thereof, pursuant to the Security Agreement; provided that not more than 65% of the Equity Interests of any Foreign Subsidiary shall be required to be subject to such security interest.

        (b) The Borrower will, and will cause each of its Subsidiaries to, execute and cause to be executed such further documents and instruments, including without limitation, Uniform Commercial Code financing statements, as the Administrative Agent, in its sole discretion, deems necessary or desirable to evidence and perfect its Liens in the Collateral.

                                   ARTICLE V

                        Representations and Warranties
                        ------------------------------

     The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and the Lenders that:

    SECTION 5.01   Organization; Powers.  Each of the Borrower and its
                   ---------------------
Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where because of the nature of its activities or properties such qualification is required.

    SECTION 5.02   Authorization; Enforceability.  The Transactions are within
                   ------------------------------
the powers of the Borrower and the Subsidiaries, respectively, and have been duly authorized by all necessary action. This Agreement and the other Loan Documents to which Borrower or any Guarantor is a party have been duly executed and delivered by such Person and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

    SECTION 5.03   Governmental Approvals; No Conflicts.  The Transactions (a)
                   -------------------------------------
do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries, or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except where such violation or default could not reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, other than Liens created or imposed by the Loan Documents.

    SECTION 5.04   Financial Condition; No Material Adverse Change.
                   -----------------------------------------------

        (a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal years ended December 31, 1999 and December 31, 2000, audited by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter and portion of the fiscal year ended March 31, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

        (b) Since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

        (c) StarGuide has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows
     (i) as of and for the fiscal years ended December 31, 1999 and December 31, 2000, audited by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter ended March 31, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of StarGuide and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

        (d) Since December 31, 2000, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of StarGuide and its subsidiaries, taken as a whole.

        (e) Except as disclosed in the financial statements referred to above or the notes thereto and except for Disclosed Matters, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long term commitments or unrealized losses.

     SECTION 5.05   Properties.
                    ----------

        (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of the properties, assets or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 8.02.

        (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.06   Litigation and Environmental Matters.
                    ------------------------------------

        (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a

     Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement, any of the other Loan Documents or the Transactions.

        (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

        (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION 5.07   Compliance with Laws and Agreements.  Each of the Borrower
                    ------------------------------------
and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION 5.08   Investment and Holding Company Status.  Neither the Borrower
                    --------------------------------------
nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 5.09   Taxes.  Each of the Borrower and its Subsidiaries has timely
                    -----
filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.10   ERISA.  No ERISA Event has occurred or is reasonably
                    ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 5.11   Disclosure.  The Borrower has disclosed to the Lenders all
                    -----------
agreements, instruments and corporate or other restrictions to which it, any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 --------
with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 5.12   Indebtedness.  The Borrower and its Subsidiaries have no
                    -------------
Indebtedness, except as disclosed on Schedule 8.01 or otherwise permitted by
Section 8.01.

     SECTION 5.13   Subsidiaries.  The Borrower has no Subsidiaries other than
                    -------------
those listed on Schedule 5.13 hereto, and Schedule 5.13 sets forth the jurisdiction of organization of each Subsidiary and the percentage of the Borrower's or any Subsidiary's ownership of the outstanding voting stock or other ownership or Equity Interests of each Subsidiary. All of the outstanding Equity Interests of each Subsidiary have been validly issued, is fully paid, and is nonassessable. The Borrower shall, from time to time as necessary, deliver to the Administrative Agent an updated Schedule 5.13 to this Agreement, together with a certificate of an authorized officer of the Borrower certifying that the information set forth in such schedule is true, correct and complete as of such date.

     SECTION 5.14   Inventory.  All inventory of the Borrower and its
                    ----------
Subsidiaries has been and will hereafter be produced in compliance with all applicable laws, rules, regulations, and governmental standards, including, without limitation, the minimum wage and overtime provisions of the Fair Labor Standards Act, as amended (29 U.S.C. (S)(S) 201-219), and the regulations promulgated thereunder, except any noncompliance that does not have a Material Adverse Effect.

     SECTION 5.15   Patents, Trademarks and Copyrights.  Schedule 5.15 sets
                    -----------------------------------
forth a true, accurate and complete listing, as of the date hereof, of all patents, trademarks and copyrights, and applications therefor, of the Borrower and its Subsidiaries. Except as created or permitted under the Loan Documents, no Lien exists with respect to the interests of the Borrower or any Subsidiary in any such patents, trademarks, copyrights or applications, and neither the Borrower nor any Subsidiary has transferred or subordinated any interest it may have in such patents, trademarks, copyrights and applications, except for licenses permitted by Section 8.09(b). The Borrower shall, from time to time as necessary, deliver to the Administrative Agent an updated Schedule 5.15 to this Agreement, together with a certificate of an authorized officer of the Borrower certifying that the information set forth on such schedule is true, correct and complete as of such date. Upon the request of the Administrative Agent at any time, the

Borrower shall execute and deliver and cause to be executed and delivered assignments of all patents, trademarks, copyrights and applications therefor included in the Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders, which assignments shall be in form and substance satisfactory to the Administrative Agent and in proper form (i) for recording in the U.S. Patent and Trademark Office to properly reflect the Administrative Agent's security interest in all U.S. patents, trademarks and applications therefor included in the Collateral and (ii) for recording with the U.S. Library of Congress to properly reflect the Administrative Agent's security interest in all U.S. copyrights and applications therefor included in the Collateral.

    SECTION 5.16   Margin Securities.  Neither the Borrower nor any of its
                   -----------------
Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation T, U or X of the Board, as amended. No part of the proceeds of any Borrowing will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

    SECTION 5.17   Labor Matters.  Except for any of the following that would
                   --------------
not have a Material Adverse Effect, (a) there are no actual or threatened strikes, labor disputes, slow downs, walkouts, work stoppages, or other concerted interruptions of operations that involve any employees employed at any time in connection with the business activities or operations at any of the Borrower's or its Subsidiaries' locations, (b) hours worked by and payment made to the employees of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws, rules and regulations pertaining to labor matters, (c) all payments due from the Borrower or its Subsidiaries for employee health and welfare insurance, including, without limitation, workers' compensation insurance, have been paid or accrued as a liability on its books, (d) the business activities and operations of the Borrower and its Subsidiaries are in compliance with the Occupational Safety and Health Act of 1970, 29 U.S.C. (S) 651 et seq. and other applicable health and safety laws, rules and regulations.

     SECTION 5.18   Solvency.  On the Effective Date and on the date of each
                    --------
Borrowing, the Borrower and each of its Subsidiaries are, and after giving effect to the Transactions and the requested Borrowing, will be, Solvent.

     SECTION 5.19   Burdensome Agreements.  Neither the Borrower nor any of its
                    ---------------------
Subsidiaries are a party to any agreements which contain any unusual or burdensome provisions which are reasonably likely to result in a Material Adverse Effect.

     SECTION 5.20   Permits, Licenses, Etc.  The Borrower and each of its
                    ----------------------
Subsidiaries possess all material permits, licenses, patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights which are required to conduct their respective businesses.

                                  ARTICLE VI

                                  Conditions
                                  ----------

     SECTION 6.01   Effective Date.  The obligations of the Lenders to make
                    --------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which the Administrative Agent (or its counsel) has received (or waived in accordance with Section 12.02) each of the following, in form and substance satisfactory to the Administrative Agent:

        (a)  Credit Agreement.  Either (i) a counterpart of this Agreement
             ----------------
     signed on behalf of each party hereto or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

        (b)  Organizational and Authorization Matters.  Such documents and
             ----------------------------------------
     certificates as the Administrative Agent or its counsel may request relating to the organization, existence and good standing of the Borrower and its Subsidiaries, the authorization of the Transactions, incumbency of officers, specimen signatures and any other legal matters relating to the Borrower, its Subsidiaries, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

        (c)  Corporate Structure.  Evidence of the Borrower's corporate and
             -------------------
     subsidiary structure, which evidence and structure shall be satisfactory to the Administrative Agent.

        (d)  Governmental and Third Party Approvals.  All governmental and
             --------------------------------------
     third-party approvals necessary or advisable, in the judgment of the Administrative Agent, in connection with the Loans and in connection with the continuing operations of each of the Borrower and its Subsidiaries.

        (e)  Financial Statements.  The financial statements specified in
             --------------------
     Section 5.04, which shall be satisfactory to the Administrative Agent.

        (f)  Reports and Opinions.  An independent auditor's most recent
             --------------------
     management letter and unqualified report and opinion on the Borrower's financial statements.

        (g)  Notes.  The Notes executed by the Borrower.
             -----

        (h)  Security Agreement.  The Security Agreement executed by the
             ------------------
     Borrower and the Guarantors.

        (i)  Financing Statements.  Uniform Commercial Code financing statements
             --------------------
     executed by the Borrower and the Guarantors and covering the Collateral.

        (j)  Equity Interests.  The original certificates representing the
             ----------------
     Equity Interests included in the Collateral, together with transfer powers duly executed in blank by the Borrower and the applicable Guarantors.

        (k)  Instruments and Chattel Paper.  The originals of any and all
             -----------------------------
     instruments and chattel paper included in the Collateral, including without limitation, all promissory notes evidencing all intercompany Indebtedness owed to Borrower or any Guarantor by Borrower or any Subsidiary, each endorsed to the order of the Administrative Agent.

        (l)  Intellectual Property Documentation.  Documentation satisfactory to
             -----------------------------------
     the Administrative Agent, executed by the appropriate parties, (i) for recording in the U.S. Patent and Trademark Office to properly reflect the Administrative Agent's security interest in all U.S. patents, trademarks and applications therefor of the Borrower and the Guarantors, and (ii) for recording with the United States Library of Congress to properly reflect the Administrative Agent's security interest in all U.S. copyrights and applications therefor of the Borrower and the Guarantors.

        (m)  Guaranty.  The Guaranty executed by each Guarantor.
             --------

        (n)  Contribution and Indemnification Agreement.  The Contribution and
             ------------------------------------------
     Indemnification Agreement executed by the Borrower and each Guarantor.

        (o)  Field Audit; Due Diligence.  Completion and satisfactory results of
             --------------------------
     the field audit conducted by the Administrative Agent, and completion and satisfactory results of all due diligence conducted by the Administrative Agent and each Lender, including without limitation customer references.

        (p)  Insurance Policies.  Certificate(s) of insurance evidencing all
             ------------------
     insurance policies required by Section 7.07, together with loss payable endorsements (where applicable) in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, with respect to all insurance policies covering Collateral.

        (q)  Lien Searches.  The results of UCC, tax and judgment lien searches
             -------------
     showing all financing statements, other documents or instruments and tax and judgment liens on file against each of the Borrower and the Guarantors in such jurisdictions as the Administrative Agent may require, such searches to be as of a date satisfactory to the Administrative Agent.

        (r)  Opinion of Counsel. A favorable written opinion (addressed to the
             ------------------
     Administrative Agent and the Lenders and dated the Effective Date) of Gardere Wynne Sewell LLP, counsel for the Borrower and the Subsidiaries, in form and substance satisfactory to the Administrative Agent. The Borrower hereby requests such counsel to deliver such opinion.

        (s)  Indebtedness.  All terms of the Material Indebtedness of the
             ------------
     Borrower and its Subsidiaries which shall be satisfactory to the Lenders, and all requisite consents, approvals and amendments relating to such Material Indebtedness, which shall be in form and substance satisfactory to the Administrative Agent.

        (t)  Compliance Certificate.  An initial Compliance Certificate, dated
             ----------------------
     the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 6.02 and showing compliance as of March 31, 2001 with the financial covenants set forth in Article IX.

        (u)  Initial Borrowing Base Certificate.  An initial Borrowing Base
             ----------------------------------
     Certificate as of April 30, 2001.

        (v)  Solvency Certificates.  Certificates, dated the Effective Date and
             ---------------------
     signed by a Financial Officer of the Borrower and each of the Subsidiaries certifying as to the Solvency of the Borrower and each of the Subsidiaries as of the Effective Date and after giving effect to the Transactions.

        (w)  Fees and Expenses.  All fees and other amounts due and payable on
             -----------------
     or prior to the Effective Date, including (1) all fees payable to the Administrative Agent, the Arranger and each Lender under this Agreement or any separate agreement or fee letter, and (2) to the extent invoiced, reimbursement or payment of all attorneys' fees and out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

        (x)  Acquisition Documents.  Copies of the Merger Agreement and other
             ---------------------
     Acquisition Documents relating to the StarGuide Merger, certified by a Financial Officer as complete and correct. The StarGuide Merger shall have been consummated in accordance with such Acquisition Documents and applicable law, without any amendment to or waiver of any material terms or conditions of such Acquisition Documents not approved by the Required Lenders.

        (y)  Liens.  Evidence that all (i) existing Liens on any assets of the
             -----
     Borrower and its Subsidiaries, including without limitation Liens of Foothill Capital Corporation, have been or simultaneously with the initial Loan hereunder are being terminated and/or released, and (ii) the Borrower's credit agreement with Foothill Capital Corporation and all commitments thereunder have been or simultaneously with the initial Loan hereunder are being terminated.

        (z)  CoolCast.  Evidence that the Borrower has transferred to CoolCast
             --------
     assets used in CoolCast's operations and evidence of the value of such assets which shall be an amount acceptable to the Administrative Agent.

        (aa) Additional Documentation.  Such additional documents and
             ------------------------
     certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each of the Borrower and the Subsidiaries, the authorization of the Transactions, and any other legal matters relating to the Borrower, the Subsidiaries, this Agreement, the StarGuide Merger, or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

     SECTION 6.02   Each Credit Event.  The obligation of each Lender to make a
                    -----------------
Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

        (a)  Representations and Warranties.  The representations and warranties
             ------------------------------
     of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

        (b)  No Default.  At the time of and immediately after giving effect to
             ----------
     such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

        (c)  Material Adverse Effect.  No event, development or circumstance has
             -----------------------
     occurred or exists that has had or could reasonably be expected to have a Material Adverse Effect.

        (d)  Borrowing Request Form.  With respect to any Borrowing, the
             ----------------------
     Administrative Agent shall have received, in accordance with Section 2.03, a Borrowing Request Form, dated the date of such Borrowing, executed by an authorized officer of the Borrower.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b) and (c) of this Section.

                                  ARTICLE VII

                             Affirmative Covenants
                             ---------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Issuing Bank and the Lenders that:

     SECTION 7.01   Financial Statements and Other Information.  The Borrower
                    ------------------------------------------
will furnish to the Administrative Agent and each Lender:

        (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated and unaudited consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

        (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

        (c) at the request of the Administrative Agent or any Lender, as soon as available after such request, Borrower's consolidated and consolidating balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for each month requested and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

        (d)  concurrently with any delivery of financial statements under clause
     (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the financial covenants set forth herein and (iii) in the case of clause (b) only, stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

        (e)  concurrently with any delivery of financial statements under clause
     (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

        (f) within 30 days after and as of the end of each calendar month, a completed Borrowing Base Certificate calculating and certifying the Borrowing Base as of the last day of such calendar month, signed on behalf of the Borrower by a Financial Officer;

        (g) within 30 days after and as of the end of each calendar month, aging and reports of accounts receivable of Borrower in form and detail satisfactory to the Administrative Agent;

        (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

        (i) as soon as available and in any event within five (5) Business Days after the date of receipt by the Borrower or any Subsidiary of a management letter prepared by its independent public accountants with respect to the internal financial controls of the Borrower and its Subsidiaries, a copy of such letter; and

        (j) promptly following any request therefor, such projections, budgets and other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement and the other Loan Documents, as the Administrative Agent may reasonably request.

     SECTION 7.02   Notices of Material Events.  The Borrower will furnish to
                    --------------------------
the Administrative Agent and each Lender prompt written notice of the following:

        (a)  the occurrence of any Default;

        (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

        (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

        (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 7.03   Existence; Conduct of Business.  The Borrower will, and
                    ------------------------------
will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, agreements and franchises material to the conduct of its business; provided that the foregoing
                                                    --------
shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.03.

     SECTION 7.04   Payment of Obligations.  The Borrower will, and will cause
                    ----------------------
each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect or become a Lien on any of its property, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 7.05   Maintenance of Properties.  The Borrower will, and will
                    -------------------------
cause each of its Subsidiaries to keep, maintain and preserve all property (tangible and intangible) material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

     SECTION 7.06   Books and Records; Inspection Rights
                    ------------------------------------

        (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

        (b) The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by the Administrative Agent) to conduct evaluations and appraisals of the Borrower's computation of the Borrowing Base and the assets included in the Borrowing Base, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct any such evaluation or appraisal. The Borrower also agrees to modify or adjust the computation of the Borrowing Base (which may include maintaining additional reserves or modifying the eligibility criteria for the components of the Borrowing Base) to the extent required by the Administrative Agent or the Required Lenders as a result of any such evaluation or appraisal.

     SECTION 7.07   Insurance.  The Borrower will maintain, and will cause each
                    ---------
of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workers' compensation insurance, property insurance, comprehensive general liability insurance, products liability insurance, and business interruption insurance reasonably satisfactory to the Lenders. Each property insurance policy covering Collateral shall name the Administrative Agent as loss payee for the benefit of the Lenders and shall provide that such policy will not be canceled or reduced without thirty (30) days' prior written notice to the Administrative Agent.

     SECTION 7.08   Compliance with Laws.  The Borrower will, and will cause
                    --------------------
each of its Subsidiaries to, and with respect to ERISA will cause each of its ERISA Affiliates to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 7.09   Use of Proceeds and Letters of Credit.  The proceeds of the
                    -------------------------------------
Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries, including the refinancing of Indebtedness of StarGuide. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Each Letter of Credit will be issued only to support a transaction that is entered into in the ordinary course of the Borrower's or any of its Subsidiaries' business.

     SECTION 7.10   Compliance with Agreements.  The Borrower will comply, and
                    --------------------------
will cause each Subsidiary to comply, in all material respects with all agreements, contracts, and instruments binding on it or affecting its properties or business.

     SECTION 7.11   Additional Subsidiaries.  If any additional Subsidiary is
                    -----------------------
formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent and the Lenders thereof and (a) the Borrower will cause such Subsidiary (except any Foreign Subsidiary) to become a Guarantor within three Business Days after such Subsidiary is formed or acquired and promptly take such actions to create and perfect Liens on such Subsidiary's assets to secure the Obligations as the Administrative Agent or the Required Lenders shall reasonably request and (b) if any Equity Interest in or Indebtedness of such Subsidiary are owned by or on behalf of the Borrower or any Guarantor, the Borrower will cause such Equity Interests and promissory notes evidencing such Indebtedness to be pledged to the Administrative Agent and the Lenders within three Business Days after such Subsidiary is formed or acquired (except that, if such Subsidiary is a Foreign Subsidiary, shares of common stock of such Subsidiary to be pledged may be limited to 65% of the outstanding shares of common stock of such Subsidiary).

     SECTION 7.12  Real Property.  Upon acquisition of any ownership interest
                   -------------
(excluding leasehold interests) in real property by the Borrower or any Subsidiary, the Borrower will, and will cause each such Subsidiary to, execute and deliver to the Administrative Agent such documents as the Administrative Agent may require, granting a first priority lien to the Administrative Agent for the benefit of the Lenders on such real property and all improvements and other property, rights and interests located thereon or related thereto, which documents shall be in form and substance satisfactory to the Administrative Agent, together with evidence of the recordation thereof and such title insurance policies, surveys, appraisals, environmental reports, certificates, instruments and legal opinions requested by the Administrative Agent in connection therewith.

     SECTION 7.13   Further Assurances.  The Borrower will, and will cause each
                    ------------------
Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be requested by the Administrative Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents and to create, preserve, and perfect the Liens of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in the Collateral.

                                 ARTICLE VIII

                               Negative Covenants
                               ------------------

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Administrative Agent, the Issuing Bank and the Lenders that:

     SECTION 8.01   Indebtedness.  The Borrower will not, and will not permit
                    ------------
any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

        (a)  Indebtedness created hereunder;

        (b) Indebtedness existing on the date hereof and set forth in Schedule 8.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date;

        (c) Indebtedness of the Borrower to any Guarantor and of any Subsidiary to the Borrower or any other Subsidiary that is a Guarantor, provided that such Indebtedness is permitted by Section 8.04;

        (d) Guarantees by the Borrower of Indebtedness of any Guarantor (except CoolCast) and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary that is a Guarantor (except CoolCast);

        (e) Capital Lease Obligations (other than those set forth in Schedule 8.01) in an aggregate amount not to exceed $3,000,000 at any time outstanding, provided that no Default exists or results therefrom;
                  --------

        (f) purchase money Indebtedness of the Borrower or any Subsidiary (other than Indebtedness set forth in Schedule 8.01) representing the purchase price of equipment, that is secured by the asset purchased, provided that (i) the principal amount of such Indebtedness does not exceed the purchase price of the equipment acquired, (ii) the Lien does not attach to any other assets of the Borrower or any Subsidiary, (iii) the aggregate amount of such Indebtedness incurred in any fiscal year of the Borrower does not exceed $500,000, and (iv) no Default exists or results therefrom;

        (g)  Hedging Agreements permitted by Section 8.05; and

        (h)  the letters of credit specified in Section 8.02 (d).

     SECTION 8.02   Liens.  The Borrower will not, and will not permit any
                    -----
Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

        (a)  Permitted Encumbrances;

        (b) any Lien that is set forth on Schedule 8.02 and exists as of the date hereof on any property or asset of the Borrower or any Subsidiary; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

        (c)  Liens permitted by clauses (e) and (f) of Section 8.01;

        (d) a Lien on cash collateral in an amount not to exceed 287,500 to secure the Borrower's reimbursement obligations in respect of letters of credit issued by Wells Fargo Bank, provided that such Lien is released upon the replacement of such letters of credit with Letters of Credit issued hereunder within thirty (30) days after the Effective Date.

        (e)  Liens created under the Loan Documents.

     SECTION 8.03   Fundamental Changes.
                    -------------------

        (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary (except CoolCast) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary that is not a Guarantor may merge into any wholly-owned Subsidiary in a transaction in which the surviving entity is a wholly-owned Subsidiary, (iii) any Guarantor (except CoolCast) may be dissolved, liquidated or merged into another Subsidiary, so long as such dissolution, liquidation or merger results in all assets of such Guarantor being owned by the Borrower or another Guarantor, and (iv) any Subsidiary that is not a Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and so long as such liquidation or dissolution results in all assets of such Subsidiary being owned by the Borrower or a wholly-owned Subsidiary.

        (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION 8.04   Investments, Loans, Advances, Guarantees and Acquisitions.
                    ---------------------------------------------------------
The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the assets of any other Person or any assets of any other Person constituting a business unit or division, except:

        (a)  Permitted Investments;

        (b)  Equity Interests existing on the date hereof in the Subsidiaries;

        (c) Equity Interests in Subsidiaries formed after the Effective Date provided that each such Subsidiary becomes a Guarantor and otherwise complies with the requirements of Section 7.11.

        (d) loans or advances made by the Borrower to any Guarantor (except CoolCast) and made by any Subsidiary to the Borrower or any other Subsidiary that is a Guarantor (except CoolCast);

        (e) loans or advances to employees of the Borrower or any Subsidiary not to exceed $200,000 in the aggregate outstanding at any time, including such loans and advances outstanding on the Effective Date;

        (f) accounts receivable for sales of inventory and other products and services provided by the Borrower and its Subsidiaries to their respective customers in the ordinary course of business of the Borrower and its Subsidiaries.

        (g) loans, advances and investments in CoolCast which do not exceed the CoolCast Investment Limit; and

        (h)  Guarantees constituting Indebtedness permitted by Section 8.01.

     SECTION 8.05   Hedging Agreements.  The Borrower will not, and will not
                    ------------------
permit any of its Subsidiaries to, enter into any Hedging Agreement; provided, however, that Borrower and its Subsidiaries shall be permitted to enter into Hedging Agreements in the ordinary course of business (i) to hedge interest rate risk on the Loans or (ii) to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities, so long as (a) no Default exists, and (b) (i) such Hedging Agreements shall have a term of less than 90 days, or (ii) the aggregate amount of the obligations of Borrower and its Subsidiaries in respect of any and all Hedging Agreements having a term of 90 days or longer, determined in accordance with clause (k) of the definition of "Indebtedness" set forth in Section1.01, shall not exceed $1,000,000.

     SECTION 8.06   Restricted Payments; Certain Payments of Indebtedness.
                    -----------------------------------------------------

        (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment or incur any obligation, (contingent or otherwise) to do so, except (i) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock and (ii) Subsidiaries may declare and pay dividends to the Borrower or any Guarantor, and (iii) any Subsidiary of CoolCast may declare dividends payable to CoolCast.

        (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

              (i)   payment of Indebtedness created under the Loan Documents;

              (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness;

              (iii) refinancings of Indebtedness to the extent permitted by
     Section 8.01;

              (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, provided that such sale or transfer is otherwise permitted by this Agreement;

              (v) payment or prepayment of Capital Lease Obligations, so long as no Default is existing or would result therefrom; and

             (vi)   payment when due of obligations under Hedging Agreements.

     SECTION 8.07  Transactions with Affiliates.  The Borrower will not, and
                   ----------------------------
will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except as permitted in Section 8.03 and except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Guarantors (except CoolCast) not involving any other Affiliate and (c) any Restricted Payment permitted by Section 8.06.

     SECTION 8.08   Restrictive Agreements.  The Borrower will not, and will not
                    ----------------------
permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or
(b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not
                                  --------
apply to restrictions and conditions imposed by law or by any Loan Document,
(ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     SECTION 8.09   Disposition of Assets.  Except as otherwise permitted in
                    ---------------------
Section 8.03, the Borrower will not and will not permit any Subsidiary to sell, lease, assign, transfer, or otherwise dispose of any of their respective assets (including without limitation stock or other Equity Interests in any of the Subsidiaries or any of the voting rights of any such stock or other Equity Interests); provided, however, that the following dispositions shall be permitted so long as the Borrower and the Subsidiaries, as applicable, receive full, fair and reasonable consideration at the time of such disposition at least equal to the fair market value of such asset being disposed:

        (a) dispositions of inventory in the ordinary course of business of the Borrower and its Subsidiaries;

        (b) non-exclusive licenses of intellectual property and leases and licenses of other property by the Borrower and its Subsidiaries to their respective customers in connection with providing products and services to such customers in the ordinary course of business of the Borrower and the Subsidiaries.

        (c) sales, transfers and other dispositions to the Borrower or any wholly-owned Subsidiary that is a Guarantor (except CoolCast);

        (d) assignments recorded in the U.S. Patent and Trademark Office and assignments recorded in the U.S. Library of Congress to reflect the assignment of assets identified in the bill of sale dated May 30, 2001, from StarGuide to CoolCast.

        (e) disposition of assets that are worn out, obsolete or no longer used or useful in the conduct of the business of the Borrower and the Subsidiaries, so long as such assets are replaced with assets of equal or greater value; and

        (f) other asset dispositions which do not exceed $500,000 in the aggregate during the term of this Agreement.

     SECTION 8.10  Sale and Leaseback.  The Borrower will not enter into, and
                   ------------------
will not permit any Subsidiary to enter into, any arrangement with any Person pursuant to which it leases from such Person real or personal property that has been or is to be sold or transferred, directly or indirectly, by it to such Person; provided that the Borrower and the Subsidiaries will be permitted to enter into such arrangements involving sales of personal property not to exceed $500,000 in the aggregate during the term of this Agreement in connection with Capital Lease Obligations permitted by Section 8.01(e).

     SECTION 8.11   Accounting.  The Borrower will not, and will not permit
                    ----------
any of its Subsidiaries to, change its fiscal year or make any change (a) in accounting treatment or reporting practices, except as required by GAAP and disclosed to the Administrative Agent, or (b) in tax reporting treatment, except as required by law and disclosed to the Administrative Agent.

     SECTION 8.12  Amendment of Material Documents.  The Borrower will not,
                   -------------------------------
and will not permit any Subsidiary to, amend, modify or waive any of its rights under its certificate of incorporation, by-laws, other organizational documents or any documents evidencing or relating to any Indebtedness of the Borrower or any Subsidiary, unless such amendment, modification or waiver would not create a Material Adverse Effect.

     SECTION 8.13  Preferred Equity Interests.  The Borrower will not, and will
                   --------------------------
not permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests.

     SECTION 8.14  Synthetic Repurchases.  The Borrower will not, and will not
                   ---------------------
permit any Subsidiary to, enter into, or be a party to, or make any payment under, any Synthetic Purchase Agreement.

                                  ARTICLE IX

                              Financial Covenants
                              -------------------

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

    SECTION 9.01   Minimum Consolidated EBITDA.
                    ---------------------------

        (a) The Borrower will not permit Consolidated EBITDA for each fiscal quarter specified below to be less than the amount specified below for such fiscal quarter:

                      Period                                                            Amount
                      ------                                                            ------
     Fiscal quarter ending March 31, 2001                                            $   900,000
     Fiscal quarter ending June 30, 2001                                             $ 1,400,000
     Fiscal quarter ending September 30, 2001                                        $ 1,700,000

        (b) The Borrower will not permit Consolidated EBITDA for each four-quarter period specified below to be less than the amount specified below for such period:

                              Period                                                   Amount
                              ------                                                   ------
     Four fiscal quarters ending December 31, 2001                                   $ 9,000,000
     Four fiscal quarters ending March 31, 2002                                      $10,000,000
     Four fiscal quarters ending June 30, 2002                                       $11,000,000
     Four fiscal quarters ending September 30, 2002                                  $12,000,000
     Four fiscal quarters ending on or after December 31, 2002                       $13,000,000

     SECTION 9.02    Fixed Charge Coverage Ratio.  The Borrower will at all
                     ---------------------------
times maintain or cause to be maintained a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0.

     SECTION 9.03    Leverage Ratio.  The Borrower will at all times maintain or
                     --------------
cause to be maintained a Leverage Ratio of not greater than the ratio specified below for the applicable period:

                                      Period                                           Ratio
                                      ------                                           -----
     From and including December 31, 2001 to and including September 29, 2002        2.5 to 1.0
     From and including September 30, 2002 to and including September 29,            2.0 to 1.0
      2003
     On and after September 30, 2003                                                 1.5 to 1.0

     SECTION 9.04   Current Ratio.  The Borrower will at all times on and after
                    -------------
June 30, 2001 maintain or cause to be maintained a Current Ratio of not less than 1.0 to 1.0.

     SECTION 9.05   Capital Expenditures.  The Borrower will not permit the
                    --------------------
aggregate Capital Expenditures of the Borrower and its Subsidiaries to exceed
(a) $4,500,000 during Borrower's fiscal year ending December 31, 2001 and (b) $3,500,000 during each fiscal of the Borrower thereafter.

                                   ARTICLE X

                               Events of Default
                               -----------------

     SECTION 10.01  Default.  If any of the following Events of Default shall
                    -------
occur:

        (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

        (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Section) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unreminded for five Business Days;

        (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, shall prove to have been materially incorrect when made or deemed made;

        (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document;

        (e) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

        (f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g)
                                               --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness provided that such sale or transfer is otherwise permitted by this Agreement;

        (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

        (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

        (i) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

        (j) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

        (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

        (l)  a Change in Control shall occur;

        (m) Scott K. Ginsburg or Matthew E. Devine shall cease to be involved in the management of the Borrower for any period of time in excess of 60 consecutive days, provided that during such 60-day period the Borrower shall diligently proceed to replace such Person with an individual having comparable qualifications and experience as such Person;

        (n)  a Material Adverse Effect shall occur;

        (o) this Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any Subsidiary or any of their respective shareholders, or the Borrower or any Guarantor shall deny that it has any further liability or obligation under any of the Loan Documents, or any Lien created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and Lien upon any of the Collateral purported to be covered thereby; or

        (p) the Borrower or any Subsidiary, or any of their properties, revenues or assets shall become subject to an order of forfeiture, seizure or divestiture and the same shall not have been discharged within 30 days from the date of entry thereof.

then, and in every such event (other than an event with respect to the Borrower described in clause (g) or (h) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (g) or (h) of this Section, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby waived by the Borrower. If any Event of Default shall occur and be continuing, the Administrative Agent may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise, including, without limitation, the right to foreclose or otherwise enforce any Lien granted to the Administrative Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations.

     SECTION 10.02  Performance by the Administrative Agent.  If the Borrower
                    ---------------------------------------
shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Administrative Agent may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in connection with such performance or attempted performance to the Administrative Agent, together with interest thereon at the Maximum Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Administrative Agent nor any Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

                                  ARTICLE XI

                            The Administrative Agent
                            ------------------------

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article VI or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more subagents appointed by the Administrative Agent. The Administrative Agent and any such subagent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such subagent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the consent of the Borrower (which consent shall not be unreasonably withheld, and shall not be required if any Default exists) to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, after consulting with the Lenders, the Issuing Bank and the Borrower, appoint a successor Administrative Agent which shall be a bank with an office in Dallas, Texas, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its subagents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

          The Syndication Agent shall have no duties or obligations under the Loan Documents in its capacity as Syndication Agent.

                                  ARTICLE XII

                                 Miscellaneous
                                 -------------

     SECTION 12.01  Notices.  Except in the case of notices and other
                    -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        (a) if to the Borrower, to it at 5221 N. O'Connor Blvd., Suite 950, Irving, Texas 75039, Attention of Omar Choucair (Telecopy No. (972) 402-
     4808);

        (b) if to the Administrative Agent, to The Chase Manhattan Bank, 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201, Attention of Mae K. Reeves (Telecopy No. (214) 965-2884), and, for any Borrowing Requests, with a copy to The Chase Manhattan Bank, Agency Services, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Muniram Appanna (Telecopy No. (212) 552-2261); and

        (c) if to the Issuing Bank, to it at 2200 Ross Avenue, 5th Floor, Dallas, Texas 75201, Attention of Mae K. Reeves (Telecopy No. (214) 965-
     2884); and

        (d) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 12.02  Waivers; Amendments.
                    -------------------

        (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower or any Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

        (b) Neither this Agreement nor any other Loan Document nor any provision hereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the other parties thereto; provided that no such agreement shall (i) increase the Commitment
              --------
     of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender, (iv) change Section 2.13(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) reduce the Commitment of any Lender without the written consent of each Lender, (vi) release any Guarantor or any Collateral without the written consent of each Lender, except in connection with dispositions, mergers or dissolutions expressly permitted by this Agreement, or (vii) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided further that no such agreement shall amend, modify
                     ----------------
     or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be.

     SECTION 12.03  Expenses; Indemnity; Damage Waiver.
                    ----------------------------------

        (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement, the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank, and, after an Event of Default, any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the

     Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, (iv) all transfer, stamp, documentary, or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (v) all costs, out-of-pocket expenses, assessments and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien contemplated by this Agreement or any other Loan Document, and (vi) all other costs and out-of-pocket expenses incurred by the Administrative Agent in connection with this Agreement, any other Loan Document or the Collateral, including without limitation costs, fees, expenses and other charges incurred in connection with performing or obtaining any audit or appraisal in respect of the Collateral or for any surveys, environmental assessments, title insurance, filing fees, recording costs and lien searches.

        (b) THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN "INDEMNITEE") AGAINST, AND HOLD
                                                ----------
     EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS OR ANY OTHER TRANSACTIONS CONTEMPLATED HEREBY, (II) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM (INCLUDING ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT), (III) ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE BORROWER OR ANY OF ITS SUBSIDIARIES, OR (IV) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS
                                    --------
     TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF SUCH INDEMNITEE.

        (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided
                                                                    --------
     that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.

        (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

        (e) All amounts due under this Section shall be payable upon written demand therefor .

     SECTION 12.04  Successors and Assigns.
                    ----------------------

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                               --------
     except in the case of an assignment to a Lender or a Lender Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Credit Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or a Lender Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and

     Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the
                                       ----------------
     Borrower otherwise required under this paragraph shall not be required if a Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 3.01, 3.05 and 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

        (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in Dallas, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register").
                                                                 --------
     The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. Each assigning Lender shall surrender any Revolving Credit Note and Term Note subject to such assignment, and the Borrower shall execute and deliver to the

     Administrative Agent in exchange for the surrendered Notes a new Revolving Credit Note payable to the order of the assignee in an amount equal to the Revolving Credit Commitment assumed by such assignee pursuant to such Assignment and Acceptance and a new Term Note payable to the order of the assignee in an amount equal to the outstanding Term Loans assigned to such assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment and any Term Loans, a new Revolving Credit Note payable to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder and a new Term Note in an amount equal to the Term Loans retained by it hereunder. Such new Notes shall be in an aggregate face amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit "A" hereto and shall each constitute a "Note" for purposes of the Loan Documents.

        (e) Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such
                                      -----------
     Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i)
                                                           --------
     such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument
                                      --------
     may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 3.01 and
     3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13(c) as though it were a Lender.

        (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 3.01 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.12 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.12(e) as though it were a Lender.

        (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or
                                           --------
     assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION 12.05  Survival.  All covenants, agreements, representations and
                    --------
warranties made by the Borrower and the Subsidiaries in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 3.01, 3.05 and 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 12.06  Counterparts; Effectiveness.  This Agreement may be executed
                    ---------------------------
in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 12.07  Severability.  Any provision of this Agreement held to be
                    ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 12.08  Right of Setoff.  If an Event of Default shall have occurred
                    ---------------
and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations, irrespective of whether or not any demand shall have been made under this Agreement and although such Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 12.09  GOVERNING LAW; VENUE; SERVICE OF PROCESS.  THIS AGREEMENT
                    ----------------------------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT HAS BEEN ENTERED INTO IN DALLAS COUNTY, TEXAS, AND IT SHALL BE PERFORMABLE FOR ALL PURPOSES IN DALLAS COUNTY, TEXAS. ANY ACTION OR PROCEEDING AGAINST THE BORROWER UNDER OR IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT IN DALLAS COUNTY, TEXAS. THE BORROWER HEREBY IRREVOCABLY (A) SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS, AND (B) WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR THAT ANY SUCH COURT IS AN INCONVENIENT FORUM. THE BORROWER AGREES THAT SERVICE OF PROCESS UPON IT MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SPECIFIED OR DETERMINED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.01. NOTHING HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR WITH RESPECT TO ANY OF ITS RESPECTIVE PROPERTY IN COURTS IN OTHER JURISDICTIONS. ANY ACTION OR PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN DALLAS COUNTY, TEXAS.

     SECTION 12.10  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO
                    --------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 12.11  Headings.  Article and Section headings and the Table of
                    --------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 12.12  Confidentiality.  Each of the Administrative Agent, the
                    ---------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement,
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or prospective assignee of or Participant in any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all
                                                      -----------
information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the
              --------
Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 12.13  Maximum Interest Rate.  No provision of this Agreement or of
                    ---------------------
any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes; and, if the principal of the Notes has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes so that interest for the entire term does not exceed the Maximum Rate.

     SECTION 12.14  Non-Application of Chapter 346 of Texas Finance Code.  The
                   -----------------------------------------------------
provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

     SECTION 12.15  NO ORAL AGREEMENTS.  THIS AGREEMENT, THE NOTES, ANY SEPARATE
                    ------------------
LETTER AGREEMENTS WITH RESPECT TO FEES PAYABLE TO THE ADMINISTRATIVE AGENT, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

     SECTION 12.16  No Fiduciary Relationship.  The relationship between the
                    -------------------------
Borrower and each Lender with respect to the Loan Documents and the Transactions is solely that of debtor and creditor, and neither the Administrative Agent nor any Lender has any fiduciary or other special relationship with the Borrower with respect to the Loan Documents and the Transactions, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any Lender with respect to the Loan Documents and the Transactions to be other than that of debtor and creditor.

     SECTION 12.17  Construction.  The Borrower, the Administrative Agent and
                    ------------
each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

     [Remainder of this page intentionally blank.  Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              DIGITAL GENERATION SYSTEMS, INC.


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                              THE CHASE MANHATTAN BANK,
                              as a Lender, as Issuing Bank and as
                              Administrative Agent


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                              THE BANK OF NEW YORK,
                              as a Lender and as Syndication Agent


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------


                              COMERICA BANK-TEXAS


                              By:
                                 -------------------------------------
                                 Name:
                                      --------------------------------
                                 Title:
                                       -------------------------------